As filed with the Securities and Exchange Commission on June 17, 2016

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	33-0945406
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

26051 Merit Circle, Suite 103

Laguna Hills, California 92653
(Address, including zip code, of Principal Executive Offices)

Glaukos Corporation 2015 Omnibus Incentive Compensation Plan

Glaukos Corporation 2015 Employee Stock Purchase Plan

(Full title of the plan)

Thomas W. Burns

President & Chief Executive Officer

26051 Merit Circle, Suite 103

Laguna Hills, California 92653

(949) 367-9600

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

Mark Peterson, Esq.
O’Melveny & Myers LLP

610 Newport Center Drive, Suite 1700

Newport Beach, California 92660

(949) 823-6900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, $0.001 par value per share
- 2015 Omnibus Incentive Compensation Plan	1,609,061 shares	(1)(2)	$26.75	(4)	$43,042,381.75	(4)	$4,334.37	(4)
- 2015 Employee Stock Purchase Plan	321,812 shares	(1)(3)	$26.75	(4)	$8,608,471.00	(4)	$866.87	(4)

(1)

This Registration Statement covers, in addition to the number of shares of Glaukos Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan (the “2015 Incentive Plan”) or the Glaukos Corporation 2015 Employee Stock Purchase Plan (the “ESPP”) as a result of one or more adjustments under the 2015 Incentive Plan or the ESPP to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to the 2015 Incentive Plan, the number of shares reserved for issuance under the 2015 Incentive Plan automatically increases on the first day of each fiscal year by the lesser of (i) five percent of the outstanding Common Stock on the last day of the immediately preceding fiscal year or (ii) the number of shares determined by the Company’s Board of Directors. This Registration Statement covers five percent of the outstanding Common Stock on December 31, 2015 (i.e. 5% of 32,181,221 shares).

(3)

Pursuant to the ESPP, the number of shares reserved for issuance under the ESPP automatically increases on the first day of each fiscal year by the lesser of (i) one percent of the outstanding Common Stock on the last day of the immediately preceding fiscal year or (ii) an amount determined by the ESPP’s administrator. This Registration Statement covers one percent of the outstanding Common Stock on December 31, 2015 (i.e. 1% of 32,181,221 shares).

(4)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 14, 2016, as quoted on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the 2015 Incentive Plan and the ESPP and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                                                      Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)                                 The Company’s Registration Statement on Form S-8, filed with the Commission on June 30, 2015 (Commission File No. 333-205372);

(b)                                 The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2015, filed with the Commission on March 15, 2016 (Commission File No. 001-37463);

(c)                                  The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2016, filed with the Commission on May 4, 2016 (Commission File No. 001-37463);

(d)                                 The Company’s Current Reports on Form 8-K, filed with the Commission on April 14, 2016 (with respect to Item 5.02 only) and June 3, 2016 (Commission File No. 001-37463); and

(e)                                  The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 22, 2015 (Commission File No. 001-37463), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                                                      Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Robert Davis.  Mr. Davis is the Senior Vice President and General Counsel of the Company and is compensated by the Company as an employee.  Mr. Davis owns 514 shares of Common Stock, and Company stock options to acquire up to an additional 155,000 shares of Common Stock. Mr. Davis is eligible to receive stock awards by the Company under the 2015 Incentive Plan and is eligible to participate in the ESPP.

Item 8.                                                      Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, State of California, on June 17, 2016.

GLAUKOS CORPORATION

By:	/s/ Thomas W. Burns
Thomas W. Burns
President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas W. Burns, Richard L. Harrison, and Robert Davis, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas W. Burns	President, Chief Executive Officer and Director	June 17, 2016
Thomas W. Burns	(Principal Executive Officer)

/s/ Richard L. Harrison	Treasurer, Chief Financial Officer and Secretary	June 17, 2016
Richard L. Harrison	(Principal Financial and Accounting Officer)

/s/ William J. Link, Ph.D.	Chairman of the Board of Directors	June 17, 2016
William J. Link, Ph.D.

Signature	Title	Date

/s/ Mark J. Foley	Director	June 17, 2016
Mark J. Foley

/s/ David F. Hoffmeister	Director	June 17, 2016
David F. Hoffmeister

/s/ Gilbert H. Kliman, M.D.	Director	June 17, 2016
Gilbert H. Kliman, M.D.

/s/ Jonathan T. Silverstein	Director	June 17, 2016
Jonathan T. Silverstein

/s/ Marc A. Stapley	Director	June 17, 2016
Marc A. Stapley

/s/ Aimee S. Weisner	Director	June 17, 2016
Aimee S. Weisner

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1

Glaukos Corporation 2015 Omnibus Incentive Compensation Plan. (Filed as Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Commission on June 15, 2015 (Commission File No. 333-204091) and incorporated herein by this reference.)

4.2

Glaukos Corporation 2015 Employee Stock Purchase Plan. (Filed as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the Commission on June 15, 2015 (Commission File No. 333-204091) and incorporated herein by this reference.)

5.	Opinion of Counsel (opinion re legality).

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).